UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2013

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2013, upon the recommendation of the Compensation, Nominating and Corporate Governance Committee, Messrs. Michael Buckman and Jeffrey S. Sloan were appointed to the board of directors of FleetCor Technologies, Inc. (the “Company”) to fill vacancies left by the retirement of Messrs. John R. Carroll and Glenn W. Marschel from the board, effective that date. Mr. Buckman fills the vacancy left by Mr. Carroll and will serve his remaining term as a Class I director. Mr. Buckman was also appointed to the audit committee of the board of directors. Mr. Sloan filled the vacancy left by Mr. Marschel and will serve his remaining term as a Class II director. Mr. Sloan was appointed to the executive and acquisitions committee. They were not elected pursuant to any arrangement or understanding with the Company or any other person.

Mr. Buckman, 65, is the managing partner of Buckman Consulting LLC, a travel, logistics and payment systems consulting firm. Prior to forming the firm in 2009, Mr. Buckman was an executive with BCD Travel, most recently as president Asia/Pacific, until his retirement in 2009, and from 2001 to 2007 as chief executive officer. Prior to joining BCD Travel, he served as chief executive officer of Worldspan from 1995 to 1999. Additionally, he held senior executive positions with Homestore.com, American Express, Sabre Travel Services and American Airlines. He also served as chairman of TRX, a provider of travel technology, transaction processing and data integration services to the global travel industry, from 2001 to 2005.

Mr. Sloan, 46, is the President of Global Payments Inc. (NYSE:GPN), a payment processing company. Prior to joining Global Payments in 2010, Mr. Sloan was a partner and the worldwide head of the Financial Technology Group in New York for Goldman, Sachs & Co. He joined Goldman Sachs in 1998 as a vice president and became a managing director in 2001 and a partner in 2004.

Messrs. Buckman and Sloan have each been granted 1,500 shares of restricted common stock of the Company, consistent with the Company’s standard non-employee director compensation package. The restricted shares vest on January 1, 2014, provided they remain directors on such date. An indemnification agreement on the Company’s standard form has also been entered into with each of Messrs. Buckman and Sloan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

July 29, 2013	By:	/s/ Sean Bowen

Name: Sean Bowen
Title: General Counsel